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                                                                   Exhibit 10.37

                          AMENDMENT TO RIGHTS AGREEMENT

      WHEREAS, Waters Corporation, a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A. entered into a certain Rights Agreement, dated as of August 9, 2002 (the "Rights Agreement"), under which EquiServe Trust Company, N.A. was named the Rights Agent; and

      WHEREAS, pursuant to the provisions of Sections 22 and 27 of the Rights Agreement, the Company has given notice to EquiServe Trust Company, N.A. that effective December 28, 2004 it is being removed as Rights Agent and The Bank of New York, a New York trust company, is being appointed as the successor Rights Agent under the Rights Agreement; and

      WHEREAS, the Bank of New York has expressed its willingness and desire to serve as such appointed successor Rights Agent effective as of December 29, 2004 subject to the parties entering into this Amendment to Rights Agreement pursuant to the provisions of Section 28 of the Rights Agreement;

      NOW, THEREFORE, it is mutually agreed between the Company and The Bank of New York that the Rights Agreement shall be amended effective as of December 29, 2004 as follows:

      1. The title page of the Rights Agreement shall be amended to replace the name of the party designated as EQUISERVE TRUST COMPANY, N.A. with the name THE BANK OF NEW YORK.

      2. The introductory paragraph of the Rights Agreement shall similarly be amended to have the name of the Rights Agent changed from EquiServe Trust Company, N.A. to The Bank of New York and to have The Bank of New York identified as a New York banking corporation.

      3. Section 27 of the Rights Agreement shall be amended to replace the name and address of EquiServe Trust Company, N.A. with the following: The Bank of New York, 101 Barclay Street, New York, New York 10286 Attention: Stock Transfer.

      In all other respects the Rights Agreement shall remain unchanged and is hereby ratified and confirmed by the parties hereto.

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      IN WITNESS WHEREOF, the Company and The Bank of New York have caused this
Amendment to Rights Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of this 4th day of March 2005.

Attest:

By: /s/ Christine Briggs                    By: /s/ Robert J. Rinaudo
    -----------------------                     -------------------------
    Name: Christine Briggs                      Name: Robert J. Rinaudo
    Title: Assistant Vice President             Title: Assistant Vice President
    The Bank of New York                        The Bank of New York